Exhibit 99.1

Penn Virginia Resource Partners, L.P. Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	Stephen R. Milbourne

Director - Investor Relations

Phone: 610-975-8204

E-Mail: invest@pvrpartners.com

PVR PARTNERS ANNOUNCES COMPLETION OF MARCELLUS SHALE

MIDSTREAM PIPELINE SYSTEM ACQUISITION FROM CHIEF AND

ANNOUNCES NEW BOARD APPOINTMENTS

RADNOR, PA – May 17, 2012 . . . Penn Virginia Resource Partners, L.P. (NYSE: PVR) (“PVR”) today announced that it has completed the acquisition of Chief Gathering LLC (“Chief Gathering”) from Chief E&D Holdings LP (“Chief”). William H. Shea, Jr., Chief Executive Officer of PVR’s general partner, said, “We are very pleased to have successfully closed on the acquisition of Chief Gathering, and to welcome the Chief Gathering employees to PVR. With the completion of this acquisition PVR has transformed its business to that of a predominantly midstream natural gas gathering and processing company primarily focused in the Marcellus Shale and Granite Wash regions.”

Mr. Shea noted that, “The acquisition of the Chief Gathering systems, along with the continued development of our gathering systems in Lycoming and Wyoming Counties, Pennsylvania, clearly position PVR as the leading independent midstream service provider in the northeastern area of the Marcellus Shale. We are privileged to serve a significant roster of major producers that have a long-term view and commitment to energy development in six of the most prolific counties in the Marcellus. The expansion of our trunkline and gathering systems, coupled with the complementary geographic location of Chief’s gathering systems allows us to better service the midstream needs of our current customers, and positions us to offer a flexible and efficient gathering solution to other producers in the region.”

The final purchase price of $1.06 billion reflects various adjustments including a January 1, 2012 economic effective date of the acquisition. Consideration paid was $850 million in cash and approximately 10.35 million units of a new class of PVR limited partner interests (“Special Units”). The newly-issued Special Units are substantially similar to PVR common units, except that the Special Units will not pay or accrue distributions until they automatically convert to common units, on a one-for-one basis once the Special Units have not received six consecutive quarterly distributions following issuance.

PVR Announces Completion of Acquisition of Chief Gathering	Page 2

The cash portion of the acquisition was financed through a combination of equity and debt issuances as follows:

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PVR has issued approximately 21.38 million units of a new class of PVR limited partner interests (“Class B Units”) to investment entities affiliated with Riverstone Global Energy and Power Fund V, LP (“Riverstone”). The newly issued Class B Units are substantially similar in all respects to PVR’s common units, except that PVR will pay distributions in respect of the Class B Units through the issuance of additional Class B Units unless PVR elects to pay the distributions in cash. After the eighth full fiscal quarter following the closing of the Chief Gathering acquisition, at the option of either party, the Class B Units will convert into common units on a one-for-one basis. Proceeds from the issuance of the Class B units were $400 million.

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PVR has issued approximately 9.01 million of PVR common units in a private placement to institutional investors. The private placement was co-led by Kayne Anderson Capital Advisors and Magnetar Capital. Proceeds from the private placement totaled approximately $180 million.

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On May 17, 2012 PVR completed its issuance of $600 million of senior notes in a private placement. Approximately $220 million of the proceeds from the senior notes offering was used in connection with the financing of the Chief Acquisition, and the remainder was used to pay down a portion of the outstanding borrowings under PVR’s revolving credit facility.

In connection with the Class B Unit issuance to Riverstone, the Board of Directors of PVR’s general partner has confirmed the appointment of Andrew W. Ward and E. Bartow Jones to the Board.

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Mr. Ward is a Partner and Managing Director of Riverstone Holdings LLC and is responsible for sourcing and managing energy investments with a particular emphasis on the midstream segment. Mr. Ward also serves on the Boards of Directors of Niska Gas Storage Holdings LLC, Gibson Energy ULC, Hestya Energy B.V., USA Compression Holdings, LLC, USA Compression Holdings, LLC, Riverstone Vantage Pipeline Canada LP and Riverstone Vantage Pipeline US LP.

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Mr. Jones is a Managing Director of Riverstone Holdings LLC and has been active across a variety of sectors in the energy industry, with significant experience in midstream, mining, and exploration and production. Mr. Jones also serves on the Boards of Directors of Quintana Shipping Investors LLC, Foresight Reserves L.P., Niska Gas Storage Partners LLC, Legend Production Holdings, LLC, Vantage Energy, LLC and Targe Energy LLC.

PVR Announces Completion of Acquisition of Chief Gathering	Page 3

““We are gratified to have the confidence of experienced investors like Riverstone, Chief, Kayne-Anderson and Magnetar, who have taken significant equity positions in PVR in support of the Chief Gathering acquisition. We are also pleased to welcome Andrew Ward and Bartow Jones to the Board of Directors of our general partner, and look forward to benefitting from the valuable professional experience and energy industry insight they will contribute to PVR,” concluded Mr. Shea.

Penn Virginia Resource Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership which owns and operates midstream natural gas gathering and processing businesses, and owns and manages coal and natural resource properties and related assets. Our midstream natural gas assets are located principally in Texas, Oklahoma and Pennsylvania and include more than 4,500 miles of natural gas gathering pipelines and 7 processing systems with approximately 480 million cubic feet per day of capacity. We own approximately 900 million tons of proven coal reserves in Northern and Central Appalachia, and the Illinois and San Juan Basins. For more information about PVR, visit our website at www.pvrpartners.com.

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This press release includes “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included in this release that address activities, events or developments that PVR expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside PVR’s ability to control or predict, which could cause results to differ materially from those expected by management. Such risks and uncertainties include, but are not limited to, regulatory, economic and market conditions, the timing and success of business development efforts, PVR’s ability to integrate the business of Chief with PVR’s business and realize the anticipated benefits from the Chief Acquisition and other uncertainties. Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011 and our most recently filed Quarterly Reports on Form 10-Q. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This press release does not constitute an offer of any securities for sale. The Class B Units and Special Units have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.